Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 3, 2019, in Amendment No. 2 to the Regulation A Offering Statement (Form 1-A No. 024-10984) of Contact Gold Corp.

Vancouver, Canada	/s/ Ernst & Young LLP
May 13, 2019